Schedule of Material Differences

NOTE	PAYEE	AMOUNT
1	Aspen Country, LLC	$56,426.27
2	Aspen Country, LLC	$601,805.73
3	Aspen Country, LLC	$564,261.65
4	Aspen Country, LLC	$3,423,189.27
5	Scrub Oak, LLC	$1,134,831.98
6	Scrub Oak, LLC	$1,134,831.98
7	Scrub Oak, LLC	$106,932.57
8	Scrub Oak, LLC	$2,416,139.61
9	Scrub Oak, LLC	$1,069,325.59
10	Scrub Oak, LLC	$6,487,245.30

PROMISSORY NOTE
([PAYEE])

$[AMOUNT] Date: December 30, 2010

FOR VALUE RECEIVED, the undersigned, Nu Skin International, Inc., a Utah corporation (the “Debtor”), hereby promises to pay to the order of [PAYEE], a Utah limited liability company (the “Payee”), the principal amount of [AMOUNT] ($[AMOUNT]) (the “Original Principal”).  Principal shall be payable according to the schedule detailed below.  The due date for payment is subject to acceleration, upon the occurrence of certain events as described below.  This Note does not bear interest except in the case of an Event of Default, as defined below.

1. Nature of Obligation and Assignability.

1.1 Nature of Obligation.  Debtor has made and delivered this Note to Payee in connection with the transactions contemplated by that certain Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) dated as of December 30, 2010, by and among Debtor and Payee, pursuant to which Payee agreed to sell and Debtor agreed to purchase certain real property as described in the Purchase Agreement in return for, among other consideration, the delivery of and performance by Debtor under this Note.

1.2 Assignability.  It is contemplated that this Note shall be endorsed by Payee to one of the members of Payee, and distributed to such member in partial redemption of such member’s interest in Payee, by such endorsement.  Following such endorsement and delivery to such member, Debtor shall pay such member in lieu of Payee, and such member shall have all of the rights of Payee hereunder, including without limitation the right to direct the method of payment and provide wire transfer instructions under Section 2.4 hereof, and employ all remedies available to Payee in the enforcement hereof, and receive and give notices and provide an address for receipt of notice under Section 4.1.

2. Payment and Prepayments

2.1       Scheduled Payments.  The principal of this Note and any accrued but unpaid interest due on such date shall be payable in two (2) installments (each an “Installment Payment Date”) as follows:

First installment, due January 3, 2011, in the amount of Ninety-nine Percent (99%) of the Original Principal.

Second installment due January 31, 2011, in the amount of the remaining outstanding principal together with any accrued but unpaid interest.

2.2 Prepayment.  The Debtor shall not prepay the principal amount of this Note in whole or in part.  Any prepayment shall bear a penalty of ten percent (10%) of the Original Principal.

2.3 Accrual of Interest.  Interest shall accrue only after an Event of Default and be calculated on the basis of a 360-day year of twelve 30-day months.

2.4 Method of Payment.  All payments (including prepayments) by the Debtor on account of this Note shall be paid to the Payee by wire transfer in accordance with instructions provided by the Payee in writing or such other reasonable means as Payee may direct.

2.5 Payment Dates.  If any Installment Payment Date is a Saturday, Sunday or holiday, the payment to be made on such date shall be paid on the business day immediately prior thereto.

2.6 Acceleration.  The entire principal balance of this Note shall become due and payable immediately upon the occurrence of an Event of Default, as defined herein, unless the Event of Default has been cured within any grace period expressly set forth herein.

3. Default

3.1 Events of Default.  An “Event of Default” occurs if

(i)           the Debtor defaults in the payment of any installment of the principal amount of this Note;

(ii)           the Debtor pursuant to or within the meaning of any Bankruptcy Law (as defined below)

(a)           commences a voluntary case or proceeding;

(b)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(c)           consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(d)           makes a general assignment for the benefit of its creditors; or

(iii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(a)           is for relief against the Debtor in an involuntary case or proceeding;

(b)           appoints a Custodian of the Debtor or for all or substantially all of its property; or

(c)           orders the liquidation of the Debtor;

and in each case described in subsection (iv) the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

3.2       Acceleration; Waiver.  At any time following any occurrence of an Event of Default, Payee may, at Payee’s option, declare the entire principal of the Note then remaining unpaid to be due and payable immediately upon notice to Debtor and/or provide notice to the Debtor that the Default Rate of Interest shall apply.  At any time following any occurrence of an Event of Default, and after a declaration as provided as to applicability of the Default Rate of Interest in the last sentence, all amounts due under this Note shall bear interest at the Default Rate of Interest.  The “Default Rate of Interest” means the lesser of 10% per annum or the highest rate allowed by law under Utah law.  Any forbearance, failure or delay by Payee in exercising any right or remedy under this Note or otherwise available to Payee shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.  The Debtor hereby waives presentment by Payee for payment, demand, notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note.

3.3 Payment of Costs.  If an Event of Default occurs, the Debtor will pay to the Payee such further amount as shall be sufficient to cover the costs and expenses of collection, including without limitation, reasonable attorneys’ fees and expenses.

4. Miscellaneous

4.1       Notices.  Any notice to be given to any party shall be served personally, by facsimile, or by certified mail (return receipt requested, postage prepaid), and shall be deemed complete on the date the notice is personally served, or the date on which a facsimile was received, or the date on which it was deposited in the mail, depending on the method of service.  Notice shall be given as follows, unless written notice of change of address is given to all parties:

If to Payee:                                [PAYEE]
86 N. University Ave., Suite 420
Provo, Utah 84601
Attn: Brooke B. Roney, Manager
Fax No. 763-4564

With a Copy to:
Callister Nebeker & McCullough
Parkview Plaza I, Suite 600
2180 South 1300 East
Salt Lake City, Utah 84106
Attn: Damon E. Coombs
Fax No. 801-746-8607

If to Debtor:
Nu Skin International, Inc.
75 West Center St.
Provo, Utah 84601
Fax No. 801-345-5026

With a Copy to:
Stoel Rives
201 So. Main St., Suite 1100
Attn:  Thomas A. Ellison
Fax No. 801-578-6999

4.2 Waiver; Amendment.  No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by Holders and Makers’ Representative, and then only to the extent specifically set forth therein.  None of the provisions hereof and none of Holders’ rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by Holders’ acceptance of any past due installments or by any indulgence granted by Holders to Makers.

4.3 Jurisdiction; Venue.  Debtor and Payee agree that any dispute arising out of this Note shall be subject to the exclusive jurisdiction of the state and federal courts in the State of Utah.  For that purpose, Debtor hereby submits to the jurisdiction of the state and federal courts of Utah.  Debtor hereby irrevocably agrees and consents to the exclusive jurisdiction of and venue in such courts, and agrees not to assert in any such action that any such court lacks personal jurisdiction or assert any defense to venue in such court based on inconvenience.  Debtor further agrees to accept service of process out of any of the aforesaid courts in any such dispute by notice provided in accordance with Section 4.1 or service by any other means legally available.  Nothing herein contained, however, shall prevent Payee from bringing any action or exercising any rights against (i) Debtor, or (ii) the assets of Debtor within any other state or jurisdiction.

4.4 WAIVER OF JURY TRIAL.  DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT DEBTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OFANY PARTY HERETO.

4.5 Law Governing.  This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without regard to its conflicts of law rules.

4.6 Attorneys’ Fees.  Notwithstanding any other provision herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

4.7 Binding Effect.  This Note inures to the benefit of Payee and binds the Debtor and its heirs, successors and assigns.

IN WITNESS WHEREOF, the Debtor has caused this Note to be duly executed on the date first above written.

NU SKIN INTERNATIONAL, INC.

By:  /s/D. Matthew Dorny
       D. Matthew Dorny, Vice President

(Endorsement on next page)

ENDORSEMENT

Pay to the order of [___________] (“Assignee”), that certain Promissory Note payable to [PAYEE], a Utah limited liability company, dated December 30, 2010, in the original principal amount of $[AMOUNT].  Assignee is a member of Payee.

[PAYEE], a Utah limited liability company

By:           ______________________________
Brooke B. Roney, Manager

Date:           December 30, 2010